Exhibit 99.1

Mersana Therapeutics Provides Business Update and Announces Strategic Objectives and Expected Milestones

-	Report top-line data from UPLIFT registrational trial in mid-2023, submit potential BLA around year end 2023, and prepare for potential U.S. commercial launch in 2024

-	Advance Phase 3 UP-NEXT and Phase 1 UPGRADE-A trials in platinum-sensitive ovarian cancer

-	Advance XMT-1660 and XMT-2056 Phase 1 trials

-	Continue pursuing collaborations to maximize platform and pipeline potential

-	Capital resources expected to support operating plan commitments into the second half of 2024

Cambridge, Mass., – January 6, 2023 – Mersana Therapeutics, Inc. (NASDAQ: MRSN), a clinical-stage biopharmaceutical company focused on discovering and developing a pipeline of antibody-drug conjugates (ADCs) targeting cancers in areas of high unmet medical need, today provided a business update and announced strategic objectives and expected milestones for 2023.

“Following a year of tremendous accomplishment in 2022, we are now approaching top-line data from our first registrational trial of UpRi, which we believe will provide an opportunity to further demonstrate Mersana’s increasing role as an ADC leader,” said Anna Protopapas, President and Chief Executive Officer of Mersana Therapeutics. “The data we expect to report from our UPLIFT clinical trial in mid-2023 will represent the most significant milestone to date in our effort to establish UpRi as a foundational medicine for patients with ovarian cancer. Assuming positive data, we plan to target the submission of a BLA around the end of 2023 and prepare for a potential U.S. commercial launch in 2024. We will also continue to advance our UP-NEXT and UPGRADE-A trials of UpRi in earlier lines of treatment.”

“Beyond UpRi, our efforts to expand the reach of all three of our fully-scaled ADC platforms, each supported by substantial data, will remain a central theme in 2023,” continued Ms. Protopapas. “We will work aggressively to progress our two next-generation ADCs, XMT-1660 and XMT-2056, in Phase 1 trials and establish proof-of concept. Additionally, exploring new collaborations will remain a core component of our strategy as we seek to build upon Mersana’s recent business development successes.”

Strategic Objective: Establish UpRi as a Foundational Medicine in Ovarian Cancer

2022 Accomplishments

•	Completed enrollment in UPLIFT, the company’s single-arm registrational trial of UpRi in platinum-resistant ovarian cancer
•	Initiated Phase 3 UP-NEXT clinical trial of UpRi as a maintenance monotherapy in recurrent platinum-sensitive ovarian cancer
•	Neared completion of dose escalation in Phase 1 UPGRADE-A trial of UpRi in combination with carboplatin in platinum-sensitive ovarian cancer
•	Announced that the European Commission has designated UpRi as an orphan medicinal product for the treatment of ovarian cancer

Expected Milestones

•	Report top-line data from UPLIFT in mid-2023
•	Assuming positive data, submit a biologics license application (BLA) to the U.S. Food and Drug Administration (FDA) around the end of 2023
•	Prepare for potential U.S. accelerated approval and commercial launch in 2024
•	Significantly advance enrollment of UP-NEXT in 2023
•	Initiate dose expansion portion of UPGRADE-A in the first quarter of 2023 and report interim data from UPGRADE-A in the second half of 2023

Strategic Objective: Advance Clinical-Stage Pipeline

2022 Accomplishments

•	XMT-1660: Initiated multicenter Phase 1 clinical trial in patients with previously treated breast, endometrial and ovarian cancers
•	XMT-1660: Announced Fast Track designation for the treatment of adult patients with advanced or metastatic triple-negative breast cancer
•	XMT-2056: Announced FDA orphan drug designation for the treatment of gastric cancer

Expected Milestones

•	XMT-1660: Complete dose escalation portion of Phase 1 clinical trial in 2023
•	XMT-2056: Initiate Phase 1 clinical trial in the first quarter of 2023

Strategic Objective: Position Mersana as the ADC Partner-of-Choice

2022 Accomplishments

•	Entered into the following agreements that collectively provided Mersana with $170 million in upfront payments and an opportunity for more than $3 billion in milestones, plus royalties:
	•	An Immunosynthen research collaboration and license agreement with Merck KGaA, Darmstadt, Germany for two targets, which includes a $30 million upfront payment to Mersana and the potential for up to $800 million in total potential milestones, plus tiered royalties up to the low double-digits on net sales
	•	A collaboration, option and license agreement with GlaxoSmithKline plc (GSK) for the co-development and commercialization of XMT-2056, which provided Mersana with a $100 million upfront option purchase fee and the potential to receive up to $1.36 billion in the form of an additional option exercise fee and milestone payments, plus an option for Mersana to retain a U.S. profit share and tiered royalties on net sales outside of the United States or to receive tiered royalties up to the mid-twenties on global net sales
	•	A Dolasynthen research collaboration and license agreement with Janssen Biotech, Inc. for three targets, which provided Mersana with a $40 million upfront payment and the potential to receive over $1 billion in total potential milestones, plus tiered royalties up to the low double-digits on net sales

Expected Milestones

•	Pursue impactful new collaborations
•	Execute against existing collaboration agreements

Financial Update

Mersana estimates that its cash, cash equivalents and marketable securities as of December 31, 2022 were approximately $280 million. This figure is preliminary and unaudited. The company expects to report its audited cash, cash equivalents and marketable securities, as well as other information necessary for a complete understanding of its financial position, in its Annual Report on Form 10-K for the year ended December 31, 2022. The company expects that its available funds, together with the $30 million upfront payment due from Merck KGaA, Darmstadt, Germany under the collaboration and license agreement referenced above, will be sufficient to support its operating plan commitments into the second half of 2024.

About Mersana Therapeutics

Mersana Therapeutics is a clinical-stage biopharmaceutical company using its differentiated and proprietary ADC platforms to rapidly develop novel ADCs with optimal efficacy, safety and tolerability to meaningfully improve the lives of people fighting cancer. Mersana’s lead product candidate, upifitamab rilsodotin (UpRi), is a Dolaflexin ADC targeting NaPi2b that is being studied in UPLIFT, a single-arm registrational trial in patients with platinum-resistant ovarian cancer; UPGRADE-A, a Phase 1 clinical trial evaluating UpRi in combination with carboplatin; and UP-NEXT, a Phase 3 clinical trial of UpRi as monotherapy maintenance following treatment with platinum doublets in recurrent platinum-sensitive ovarian cancer. Mersana is also advancing XMT-1660, a Dolasynthen ADC targeting B7-H4, and XMT-2056, an Immunosynthen ADC targeting a novel epitope of human epidermal growth factor receptor 2 (HER2), in addition to other earlier-stage assets. In addition, multiple partners are using Mersana’s platforms to advance their ADC pipelines. Mersana routinely posts information that may be useful to investors on the “Investors & Media” section of its website at www.mersana.com.

Forward-Looking Statements

This press release contains “forward-looking” statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements concerning the therapeutic potential of Mersana’s product candidates; the potential of Mersana’s platforms and technology; the design, progression, timing and objectives of Mersana’s clinical trials and the release of data from those trials, including UPLIFT; Mersana’s potential BLA submission for UpRi and, if approved, potential U.S. commercial launch of UpRi; the ability of trial results to support marketing approvals, including accelerated approval, or other objectives; the development and potential of Mersana’s pipeline of ADC candidates; Mersana’s expected cash runway; the receipt of a $30 million upfront payment from Merck KGaA, Darmstadt, Germany; potential option exercise, milestone, royalty and/or profit-sharing revenues under Mersana’s collaboration and license agreements; Mersana’s ability to realize the benefits of existing collaborations and enter into new collaborations; and Mersana’s strategic priorities and objectives. Mersana may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things, uncertainties inherent in research and development, in the initiation and advancement of clinical trials and in the clinical development of Mersana’s product candidates; the risk that Mersana may not realize the intended benefits of its platforms, technology and collaborations; whether the outcomes of preclinical studies will be predictive of clinical trial results; whether initial or interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; the risk that clinical trial data may not support regulatory applications or approvals; risks to clinical trial site initiation, patient enrollment and follow-up, as well as to Mersana’s and its collaborators’ abilities to meet other anticipated deadlines and milestones, whether presented by the ongoing COVID-19 pandemic or otherwise; the risk that Mersana’s projections regarding its expected cash runway are inaccurate or that the conduct of its business requires more cash than anticipated; the risk that any of Mersana’s collaborators fail to make any payments owed to Mersana; and other important factors, any of which could cause Mersana’s actual results to differ from those contained in the forward-looking statements, that are described in greater detail in the section entitled “Risk Factors” in Mersana’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on November 7, 2022, as well as in other filings Mersana may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Mersana expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Contact:

Jason Fredette

617-498-0020

jason.fredette@mersana.com